EXHIBIT 23.1


                          CONSENT OF JOHN SPURGEON, CPA

John Spurgeon, CPA JD
80 S. Lake Ave., Suite 723
Pasadena, CA 91101

                                        December 1, 2000


TO WHOM IT MAY CONCERN:

I do hereby consent to the incorporation by reference in this Registration Statement of my Auditor's Report and Financial Statements for Senior Care Industries, Inc., as of December 31, 1999 as restated and filed with the Securities & Exchange Commission on June 27, 2000 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the year then ended.

PROFESSIONALLY,

/S/ John Spurgeon, CPA
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